SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  July 14, 1999


         AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-14089                      93-0926134
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On July 14, 1999, the Partnership purchased a newly constructed Children's World daycare center in West Chester, Ohio from ARAMARK Educational Resources, Inc. The total cash purchase price of the land and building was approximately $1,021,743. ARAMARK Educational Resources, Inc. is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.  -
             Not     Applicable.     Property    is    newly
             constructed.

         (b) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 1998, the Partnership's Investments in Real Estate would have increased by $1,021,743 and its Current Assets
             (cash)  would  have decreased by  approximately
             $1,021,743.

             The Total Income for the Partnership would have increased from $682,468 to $775,630 for the year ended December 31, 1998 and from $171,579 to $194,810 for three months ended March 31, 1999 if the Partnership had owned the property during the periods.

             Depreciation Expense would have increased by $24,510 and $6,127 for the year ended December
             31, 1998 and the three months ended March 31, 1999, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $238,990 to $307,642 and from $94,461 to
             $111,625, which would have resulted in Net Income of $41.51 and $15.06 per Limited Partnership Unit outstanding for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.


         (c) Exhibits

              Exhibit 10.1   Purchase  and  Sale
                             Agreement  and Escrow  Instructions
                             dated  May  20,  1999  between  AEI
                             Fund  Management, Inc. and  ARAMARK
                             Educational     Resources,     Inc.
                             relating  to the property  at  7236
                             Tylers Corner, West Chester, Ohio.

              Exhibit 10.2   Second  Assignment
                             of  Purchase and Sale Agreement and
                             Escrow Instructions dated June  18,
                             1999  between the Partnership,  AEI
                             Fund  Management, Inc. and  ARAMARK
                             Educational     Resources,     Inc.
                             relating  to the property  at  7236
                             Tylers Corner, West Chester, Ohio.

              Exhibit 10.3   Net Lease Agreement
                             dated  July  14, 1999  between  the
                             Partnership       and       ARAMARK
                             Educational     Resources,     Inc.
                             relating  to the property  at  7236
                             Tylers Corner, West Chester, Ohio.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          AEI REAL ESTATE FUND XV
                          LIMITED PARTNERSHIP

                          By: AEI Fund Management 86-A, Inc.
                          Its:  Managing General Partner


Date:  July 26, 1999      /s/ Mark E Larson
                          By: Mark E. Larson
                          Its Chief Financial Officer